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TVI   CORPORATION

                   1998 INCENTIVE STOCK OPTION PLAN

1.     Purpose of the Plan.
This stock option plan (the "Plan") is intended to provide incentives:

      (a) to the officers and other employees of TVI Corporation (the "Company") and any present or future subsidiaries of the Company by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO" or "ISOs"); and

      (b) to officers, employees, directors, and consultants of the Company and any present or future subsidiaries by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options").

As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code and the Treasury Regulations promulgated thereunder (the "Regulations").

2.    Stock Subject to the Plan.
     (a) The total number of shares of the authorized but unissued shares of the common stock, $.01 par value, of the Company ("Common Stock") for which options may be granted under the Plan shall not exceed 3,000,000 shares, subject to adjustment as provided in Section 11 hereof.

            (b) If an option granted hereunder shall expire or terminate for any reason without having been exercised in full, the un-purchased shares subject thereto shall again be available for subsequent option grants under the Plan.

            (c) Stock issuable upon exercise of an option granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Committee (as defined in Section 3 below).

3.   Administration of the Plan.
     (a) The Plan shall be administered by the full Board of Directors. However, the Board may from time to time appoint a committee to make recommendations concerning operation of the Plan or the granting of options. The Board may hold a special meeting to take actions concerning the Plan, or it may take actions concerning the Plan at a regular meeting.

     (b) Subject to the terms of the Plan, the Board shall have full authority to

      (i) determine the employees of the Company and its subsidiaries to whom ISOs may be granted, and to determine to whom Non-Qualified Options may be granted;

      (ii) determine the time or times at which options may be granted;

      (iii) determine the option price of shares subject to each option which price shall not be less than the minimum price specified in
     Section 6;

      (iv) determine whether each option granted shall be an ISO or a Non-Qualified Option;

     (v) determine (subject to Section 9) the time or times when each option shall become exercisable and the duration of the exercise period; and

     (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to options and the nature of such restrictions.

 4. Eligibility.
              (a) Options designated as ISOs may be granted only to employees and others who may eligible under the Code (including officers who are employees) of the Company or of any of its subsidiaries.
Non-Qualified Options may be granted to any officer, employee, or consultant of the Company or of any of its subsidiaries.

              (b) In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be optioned to any person, the Board shall take into account the position and responsibilities of the person being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Board may deem relevant.

              (c) No option designated as an ISO shall be granted to any employee of the Company or any subsidiary if such employee owns, immediately prior to the grant of an option, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or a parent or a subsidiary, unless the purchase price for the stock under such option shall be at least 110% of its fair market value at the time such option is granted and the option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of
Section 424(d) of the Code shall be controlling. In determining the fair market value under this paragraph, the provisions of Section 6 hereof shall apply.

              (d) The maximum number of shares of Common Stock with respect to which an Option may be granted to any employee in any taxable year of the Company shall not exceed 1,300,000 shares, taking into account shares subject to options granted and terminated, or repriced, during such taxable year, subject to adjustment as provided in Section 11 hereof.

5.   Option Agreement.
Each option shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of the Company and by the optionee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan.

The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Board, provided that options designated as ISOs shall meet all of the conditions for ISOs as defined in Section 422 of the Code. The date of grant of an option shall be as determined by the Board. More than one option may be granted to an individual.

 6.   Option Price.
The option price or prices of shares of the Company's Common Stock for options designated as Non-Qualified Options shall be as determined by the Board, but in no event shall the option price be less than the minimum legal consideration required therefor under the laws of the State of Maryland or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

The option price or prices of shares of the Company's Common Stock for ISOs shall be the fair market value of such Common Stock at the time the option is granted as determined by the Board in accordance with the Regulations promulgated under Section 422 of the Code as follows:

     (a) If such shares are then listed on any national securities exchange, the fair market value shall be the mean between the high and low sales prices, if any, on such exchange on the date of the grant of the option.

     (b) If the shares are traded on the NASDAQ National Market, the fair market value of such shares shall be the mean between the high and low sales prices, if any, as reported in the NASDAQ National Market for the date of the grant of the option.

     (c) If the shares are not then either listed on any exchange or quoted in the NASDAQ National Market, the fair market value shall be the average of the "Bid" and "Ask" prices, if any, as reported in the National Daily Quotation Service for the date of the grant of the option.

If no sales occurred on the date of the grant, market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices or Bid/Asked prices as appropriate on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2.

If the fair market value cannot be determined under the preceding methods, it shall be determined in good faith by the Board.

 7. Manner of Payment; Manner of Exercise.
             (a) Options granted under the Plan may provide for the payment of the exercise price by delivery of

      (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options,

      (ii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or

      (iii) any combination of (i) and (ii), provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company owned by such optionee may be made only under such circumstances and on such terms as may from time to time be established by the Board and only if provided for in the Agreement.

The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an option shall be determined by the Board in accordance with Section 6 hereof. Payment may also be made by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price if provided for in the Agreement. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

             (b) To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph
(a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the option at such time, during ordinary business hours, after ten business days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.

8.    Exercise of Options.
Subject to the provisions of paragraphs 9 through 11, each option granted under the Plan shall be exercisable as follows:

                (a) Vesting. The option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Board may specify;

                (b) Full Vesting of Installments. Once an installment becomes exercisable it shall remain exercisable until expiration of the option, unless otherwise specified by the Board;

                (c) Partial Exercise. Each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable; and

                (d) Acceleration of Vesting. The Board shall have the right to accelerate the date of exercise of any installment of any option; provided that the Board shall not, without the consent of an optionee, accelerate the exercise date of any installment of any option granted to any employee as an ISO if such acceleration would violate the annual
vesting limitation contained in Section 422(d) of the Code.   The Board, in
its sole discretion, shall have the right to provide in any Agreement for the acceleration of the date of exercise of any installment of any option granted hereunder upon the occurrence of any event or circumstance as the Board shall determine.

9. Term of Options'  Exercisability.
             (a) Term. Each option shall expire not more than ten (10) years from the date of the granting thereof but shall be subject to earlier termination as may be provided in any Agreement evidencing an option granted hereunder.

             (b) Exercisability. An option granted to an employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such optionee ceases to be an employee of the Company or one of its subsidiaries.

10.   Options Not Transferable.
Options granted under the Plan and the right of any optionee to exercise any option granted to him or her shall not be assignable or transferable by such optionee otherwise than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such optionee only by him or her. Any option granted under the Plan shall be null and void and without effect upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such option.

11.    Adjustments.
             (a) Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such option:

                (i) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend; and

                (ii) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (except as otherwise provided in any Agreement) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an option shall be entitled to receive for the purchase price paid upon such exercise the securities the optionee would have received if the optionee had exercised the option prior to such recapitalization or reorganization.

               (iii) Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs (i) or (ii) with respect to ISOs shall be made only after the Board, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Board determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

               (iv) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Board.

               (v) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

               (vi) Fractional Shares. No fractional share shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

               (vii) Adjustments. Upon the happening of any of the events described in subparagraphs (i) or (ii) above, the class and aggregate number of shares set forth in Section 2 and Section 4 hereof that are subject to options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Board or Successor Board shall determine the specific adjustments to be made under this paragraph 11 and, subject to Section 3, its determination shall be conclusive.

            (b) If any person or entity owning restricted Common Stock obtained by exercise of an option made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs (i) or (ii) above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Board or the Successor Board.

12.    No Special Employment Rights.
Nothing contained in the Plan or in any option granted under the Plan shall confer upon any option holder any right with respect to the continuation of his employment by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Board at the time.

13.    Withholding Tax.
The Company's obligation to deliver shares upon the exercise of any Option granted under the Plan shall be subject to the option holder's satisfaction of all applicable Federal, state and local income, excise, employment and any other tax withholding requirements. The Company and employee may agree to withhold shares of Common Stock purchased upon exercise of an option to satisfy the above-mentioned withholding requirements. The Board shall also have the right to require that shares be withheld from delivery to satisfy such condition.

14.  Restrictions on Issue of Shares.
              (a) Notwithstanding the provisions of Section 7, the Company may delay the issuance of shares covered by the exercise of an option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

                (i) The shares with respect to which such option has been exercised are at the time of the issue of such shares effectively registered or qualified under applicable Federal and state securities acts now in force or as hereafter amended; or

                (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration under applicable Federal and state securities acts now in force or as hereafter amended.

              (b) It is intended that all exercises of options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

15. Purchase For Investment; Rights of Holder on Subsequent Registration. Unless the shares to be issued upon exercise of an option granted under the Plan have been effectively registered or are exempt from registration under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.

In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act of 1933 or other applicable statutes any shares with respect to which an option shall have been exercised, or to qualify any such shares for exemption from the Securities Act of 1933 or other applicable statutes, then the Company may take such action and may require from each optionee such information in writing for use in any registration statement, supplementary registration statement, prospectus, or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors and controlling persons from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

16.  Loans.
The Company may make loans to optionees to permit them to exercise options. If loans are made, the requirements of all applicable Federal and state laws and regulations regarding such loans must be met.

17.   Modification of Outstanding Options.
The Board may authorize the amendment of any outstanding option with the consent of the optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of this Plan.

18.   Approval of Stockholders.
The Plan shall be subject to approval by the vote of stockholders holding at least a majority of the voting stock of the Company present, or represented, and entitled to vote at a duly held stockholders' meeting, or by written consent of stockholders holding at least a majority of the voting stock of the Company, within twelve (12) months after the adoption of the Plan by the Board of Directors and shall take effect as of the date of adoption by the Board of Directors upon such approval. The Board may grant options under the Plan prior to such approval, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval.

19.   Termination and Amendment.
Unless sooner terminated as herein provided, the Plan shall terminate ten
(10) years from the date upon which the Plan was duly adopted by the Board of Directors of the Company. The Board of Directors may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that except as provided in this Section 19, the Board of Directors may not, without the approval of the stockholders of the Company obtained in the manner stated in Section 18, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the Plan, or make any other change in the Plan which requires stockholder approval under applicable law or regulations or any applicable rule or regulation of any stock exchange or over-the-counter market on which the Company's Common Stock is then listed. The Board may grant options under the Plan prior to such approval, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval.

The Board may terminate, amend or modify any outstanding option without the consent of the option holder, provided, however, that, except as provided in Section 11, without the consent of the optionee, the Board shall not change the number of shares subject to an option, nor the exercise price thereof, nor extend the term of such option.

20.   Reservation of Stock.
The Company shall at all times during the term of the Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

21.   Limitation of Rights in the Option Shares.
An optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the options except to the extent that the option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued theretofore and delivered to the optionee.

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